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                                  EXHIBIT 99



FOR IMMEDIATE RELEASE                 CONTACT: Jennifer Silver (media)
---------------------                          404/572-0019 or jsilv@h-s.com
                                               Lynn McHugh (analysts)
                                               312/496-1593 or lmchu@h-s.com

            HEIDRICK & STRUGGLES FORMS STRATEGIC ALLIANCE WITH SVIC


World's Largest and Premier Executive Search Firm to be the Preferred Provider of Executive Talent for Silicon Valley Internet Capital (SVIC)


CHICAGO (June 29, 2000)--Heidrick & Struggles International, Inc. (Nasdaq:
HSII), the world's largest and premier executive search firm, today announced that it has entered into a strategic alliance with SVIC, a newly formed, San Francisco-based company that will create and provide operating support for Internet infrastructure companies. As part of the alliance, Heidrick & Struggles will be the preferred global executive search firm for SVIC's companies. In addition, Heidrick & Struggles was provided the opportunity to invest $10 million in SVIC's first round of financing, which is now closed, and chose to make the investment.

"We're excited to partner with some of the most successful business leaders associated with the development of Internet infrastructure companies," said David C. Anderson, President and Chief Executive Officer of Heidrick & Struggles Executive Search. "Our global reach and access to executive-level leadership will contribute to the future success of SVIC, and this investment will allow us to benefit further from the value we deliver when we place the right management in a company. We will have new revenue opportunities as the preferred provider of executive talent for SVIC."

Founded by Robert Shaw, Mike Santer, and Alex Hern, SVIC will deploy capital, management and operational resources to create and grow market-leading network infrastructure companies. Shaw, Chief Executive Officer of SVIC, currently serves on the board of directors for both Heidrick & Struggles and its comprehensive Internet-based recruiting service, LeadersOnline. He also serves on SVIC's board of directors and has an equity interest in SVIC.

Shaw most recently served as the chief executive officer and on the board of directors of USWeb/CKS, which recently merged with Whitman Hart to form a new company called marchFirst. Santer co-founded Platinum Venture Partners, a leading venture capital firm. Hern was a founder of Inktomi Corporation, which develops
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and markets scalable Internet infrastructure software.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International (HSI Group) is the world's largest and premier executive search firm, specializing in chief executive, board of directors and senior level management assignments. Today, nearly 900 Heidrick & Struggles professionals serve a broad range of organizations including Fortune 500 companies, financial institutions, major health care organizations, universities and not-for-profit organizations, leading mid-cap companies, and emerging growth companies from offices in more than 70 locations throughout North and South America, Europe, the Middle East, Africa and Asia Pacific. For more information about Heidrick & Struggles, visit our web site at www.heidrick.com.

Safe Harbor Statement

Certain matters discussed in this news release are forward-looking statements that are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise, and include known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Some of the risks, uncertainties, assumptions and factors that could affect the company's financial results are included in the company's recent SEC filings. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. All forward-looking statements in this news release are expressly qualified by these cautionary statements, and the company expressly disclaims any duty to update such forward-looking statements.

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